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OTTAWA FINANCIAL CORPORATION   245 Central Avenue, Holland, MI
                               49423-3298/(616)393-7000


                                                  [OTTAWA LOGO]

FOR IMMEDIATE RELEASE
July 25, 1997



                         CONTACT:  Douglas J. Iverson, EVP & COO
                                   (616) 393-7002
                                   Jon W. Swets, VP & Treasurer
                                   (616) 393-7115


             OTTAWA FINANCIAL CORPORATION ANNOUNCES
           CONVERSION OF AMERIBANK TO A STATE CHARTER

HOLLAND, MICHIGAN, July 25, 1997 -- Ottawa Financial Corporation (Nasdaq: "OFCP"), announced today that AmeriBank, its wholly owned subsidiary, had completed its conversion to a Michigan chartered savings bank effective July 25, 1997. As a state chartered savings bank, AmeriBank's primary regulators will be the Financial Institutions Bureau of Michigan and the Federal Deposit Insurance Corporation.

The conversion of AmeriBank to a Michigan chartered savings bank will not affect the rights or obligations of depositors or borrowers of the Bank. Deposits will continue to be insured by the Federal Deposit Insurance Corporation up to applicable limits. AmeriBank will continue to do business and service its customers as it had prior to the conversion.

Mr. Grevengoed, Vice Chairman and CEO, stated that the primary reason for conversion to a state charter was to reduce regulatory expense and to obtain flexibility provided under the Michigan state charter.

Ottawa Financial Corporation, through AmeriBank, operates 26 retail offices in six counties located in West Michigan and had total assets of $861.3 million as of June 30, 1997.